UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 30, 2009

Date of Report (Date of earliest event reported)

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116

(Address of principal executive offices) (Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2009, pursuant to the Agreement and Plan of Merger, dated as of July 1, 2009 (the “Merger Agreement”), by and among FCStone Group, Inc., a Delaware corporation (the “Company” or “FCStone”), International Assets Holding Corporation, a Delaware corporation (“Parent”), and International Assets Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and becoming an wholly-owned subsidiary of Parent (the “Merger”).

Under the terms of the Merger Agreement, FCStone’s stockholders received 0.2950 shares of International Assets’ common stock for each share of FCStone common stock they owned prior to the closing of the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2009, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 30, 2009, the Company notified the Nasdaq Stock Market, LLC (the “Nasdaq”) of the effectiveness of the Merger as more fully described in Item 2.01, which information is hereby incorporated by reference. The Company requested the Nasdaq have the Company’s common stock (traded under the symbol “FCSX”) delisted from the Nasdaq Global Select Market. The Company expects its common stock to be delisted immediately prior to the open of market on October 1, 2009. The combined company will continue to list its common stock on the Nasdaq Global Market and trade under the symbol IAAC.

Item 3.03	Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock, as more fully described in Item 2.01, which information is hereby incorporated by reference, was converted into the right to receive the Merger Consideration, and the Company’s stockholders, immediately prior to the effective time of the Merger, ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly-owned subsidiary of Parent on September 30, 2009, as more fully disclosed in Item 2.01, which information is hereby incorporated by reference.

Sean O’Connor will continue to serve as Chief Executive Officer and as a director of Parent. Paul Anderson will serve as President and as a director of Parent while retaining the position of Chief Executive Officer of FCStone.

The Board of Directors of Parent will consist of thirteen directors, seven designated by Parent and six designated by FCStone. The following directors of the Company were removed from its board of directors, effective upon completion of the Merger: Brent Bunte, Douglas Derscheid, Bruce Krehbiel, Tom Leiting, Paul G. (Pete) Anderson, Kenneth Hahn, David Reinders, Rolland Svoboda,

David Andresen, Jack Friedman, Daryl Henze, and Eric Parthemore. The current directors of Merger Sub will serve as directors of the surviving corporation. All future directors will be appointed by Parent or its affiliate.

Messrs. Anderson, Bunte, Friedman, Henze, Krehbiel and Parthemore will be appointed to the board of directors of Parent.

Both Parent and FCStone agreed to certain other governance related matters, which are described in Exhibit C to the Merger Agreement and attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2009, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws. In connection with the Merger, the Bylaws of Merger Sub became the Bylaws of the Company as the surviving corporation in accordance with the Merger Agreement.

The description of the Bylaws is qualified by the copy thereof which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 1, 2009, the Company issued a press release announcing the completion of the Merger, pursuant to the terms and conditions of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2009

3.1	Bylaws of FCStone Group, Inc.

99.1	Press Release dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: September 30, 2009

	By:	/S/ PAUL G. ANDERSON
Paul G. Anderson
Chief Executive Officer